UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 23, 2009
Applied Micro Circuits Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	000-23193	94-2586591
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
215 Moffett Park Drive, Sunnyvale, California 94089
(Address of principal executive offices)
(408) 542-8600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 23, 2009, the Board of Directors (the “Board”) of Applied Micro Circuits Corporation (the “Company”) elected Paul R. Gray, Ph.D., as a director effective immediately. The Board also named Dr. Gray to the Technical Advisory Board Committee of the Board. The Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K. Dr. Gray will receive compensation for his service as a director in accordance with the Company’s compensation policies for non-employee directors, which are described under “Executive Compensation — Director Compensation Policies and Processes” in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on July 8, 2008. Dr. Gray will also enter into an indemnification agreement with the Company; the form of the Company’s indemnification agreement for directors and officers was filed with the SEC as an exhibit to the Company’s registration statement on Form S-1 (No. 333-37609).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION
Date: June 29, 2009	By:	/s/ Cynthia J. Moreland
Cynthia J. Moreland
Vice President and General Counsel